UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

Skilled Healthcare Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)

(949) 282-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2010, Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company reached agreement to settle the case entitled, VINNIE LAVENDER, by and through her Conservator, WANDA BAKER; WALTER SIMON; JACQUELYN VILCHINSKY vs. SKILLED HEALTHCARE GROUP, INC., et al. (and 22 individually-named California nursing facilities receiving administrative services from Skilled Healthcare, LLC). As part of the settlement, the Company and other defendants entered into separate settlement agreements with the plaintiffs and the Humboldt County District Attorney’s Office, each dated as of September 7, 2010. The settlement agreements remain subject to the approval of the Superior Court of California, Humboldt County and are terminable under certain limited conditions.

Under the terms of the settlement agreements, the Company agreed to deposit a total of $50 million into escrow accounts to cover settlement payments to class members, notice and claims administration costs, certain service payments to named plaintiffs, reasonable attorneys’ fees and costs (in an amount to be determined and approved by the Humboldt County Court) and certain other payments.

The settlement agreements also institute an injunction, pursuant to which the twenty-two defendants that operate California nursing facilities must provide specified nurse staffing levels, comply with specified state and federal laws governing staffing levels and posting requirements, and provide reports and information to a monitor. The injunction will remain in effect for a period of twenty-four months unless extended for additional three-month periods as to those defendants that may be found in violation. Defendants demonstrating compliance for an eighteen-month period may petition for termination of the injunction.

Pursuant to the settlement agreements, the plaintiffs and the Humboldt County District Attorney’s Office, as Intervenor on behalf of the People of the State of California, have agreed to release the Company and the other defendants from claims related to the causes of action alleged in the Lavender case, as further described in the settlement agreements. Neither of the settlement agreements contain an admission or concession of wrongdoing by the Company or any other defendants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the settlement agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The press release dated September 7, 2010 is filed as Exhibit 99.1 to this Current Report on Form 8-K and also incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Class Settlement Agreement and Release, dated as of September 7, 2010.

10.2	Settlement Agreement and Release with The People of the State of California, by and through Intervenor, the Humboldt County District Attorney’s Office, dated as of September 7, 2010.

99.1	Press Release, dated September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: September 8, 2010	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Class Settlement Agreement and Release, dated as of September 7, 2010.

10.2	Settlement Agreement and Release with The People of the State of California, by and through Intervenor, the Humboldt County District Attorney’s Office, dated as of September 7, 2010.

99.1	Press Release, dated September 7, 2010.